Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Prudential-Bache/Watson & Taylor, Ltd. -2

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Prudential-Bache/Watson & Taylor, Ltd-2 of our report dated January 23, 2004, with respect to the financial statements of Prudential-Bache/Watson & Taylor, Ltd-2, included in the 2005 Annual Report to Partners of Prudential-Bache/Watson & Taylor, Ltd-2.

/s/ Ernst & Young, LLP

New York, New York

March 28, 2006